[TEXT]
                DOW TARGET VARIABLE FUND LLC.
             Report on Internal Control Required
            by the Securities and Exchange Commission

                 December 31, 1999



 Independent Auditors' Report on Internal Control



The Board of Directors and Shareholders of the Dow Target Variable Fund LLC.:


In  planning  and  performing  our  audit  of  the
financial statements  of Dow Target Variable Fund
LLC (the  Funds)  for the  year  ended  December
31,  1999,  we  considered  their internal
control,  including   control   activities    for
safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Funds is responsible for
establishing and      maintaining   internal
control.  In  fulfilling   this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because  of  inherent  limitations in any  internal
control, error  or  fraud  may  occur  and  not  be
detected.   Also, projection  of any evaluation of
internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of internal control would not
necessarily disclose  all  matters  in internal
control  that  might  be material  weaknesses
under  standards  established  by   the American
Institute  of  Certified  Public  Accountants.
A material  weakness  is a condition in  which  the
design  or operation of one or more internal
control components does not reduce  to a relatively
low level the risk that misstatements caused by
error or fraud in amounts that would be material in
relation to the financial statements being audited
may  occur and  not  be detected within a timely
period by employees  in the  normal  course  of
performing their assigned  functions. However,  we
noted no matters involving internal control  and
its    operation,   including   controls   for
safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of management, the Board of Directors of the Funds, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



KPMG LLP


Cincinnati, Ohio
February 11, 2000